Exhibit 99.1

Alliqua, Inc. Receives Healthcare Common Procedural Coding System (“HCPCS”) Code for its Silver Based Hydrogel Dressings

-- Coding will facilitate reimbursement for Medicare patients --

NEW YORK, New York — February 7, 2012 — Alliqua, Inc. (OTCBB: ALQA) (FWB: HL1) (“Alliqua”), an advanced biomedical products company focused on the development and manufacturing of proprietary drug delivery and liver health technologies, today announced that it has received the determination from the Pricing, Data Analysis, and Coding contractor for Medicare that the HCPCS codes to use when billing the four Durable Medical Equipment Medicare Administrative Contractors for its silver based antimicrobial hydrogel dressings are:

A6242 – hydrogel dressing, wound cover, sterile, pad size 16 square inches or less, without adhesive border, each dressing; and

A6243 – hydrogel dressing, wound cover, sterile, pad size more than 16 square inches but less than or equal to 48 square inches, without adhesive border, each dressing.

These codes will facilitate reimbursement for the use of Alliqua’s dressings in Medicare patients with applicable wounds.

Richard Rosenblum, President said, "We are very pleased with the determination and assignment which now make our products eligible for coverage and reimbursement for Medicare beneficiaries for the treatment for wounds. This is an important milestone to achieve and is the first of what we believe will be many meaningful achievements during calendar 2012."

About Alliqua, Inc.

Alliqua, Inc. (OTCBB: ALQA) (“Alliqua”),  is an advanced biomedical products company focused on the development and manufacturing of proprietary technologies in the fields of drug delivery, advanced wound care and liver health preservation.  Through its wholly-owned subsidiary, Alliqua BioMedical, Inc., Alliqua intends to develop active ingredient and transdermal drug delivery products, primarily utilizing the proprietary hydrogel technology platform of AquaMed Technologies, Inc. (“AquaMed”), Alliqua’s subsidiary.

AquaMed manufactures custom hydrogels used for transdermal drug delivery, wound care, medical diagnostics, and cosmetics. These products use proprietary manufacturing technologies which enable AquaMed to produce what is known in the healthcare industry as high water content, electron beam cross-linked aqueous polymer sheet hydrogels. AquaMed believes that it is one of two manufacturers in the world for these gels.  Alliqua’s third subsidiary, HepaLife Biosystems, Inc., focuses on the development of a cell-based bioartificial liver system, known as HepaMate™.

Any statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration.

For additional information, please visit www.alliqua.com

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Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements are generally identifiable by the use of words like “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties outside of the our control that can make such statements untrue, including, but not limited to, adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, termination of contracts or agreements, technological obsolescence of our products, technical problems with our research and products, price increases for supplies and components,  inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists and other specific risks. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and /or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that we will be able to develop new products on the basis of our technologies. In addition, other factors that could cause actual results to differ materially are discussed in our Annual Report on Form 10-K filed with the SEC on March 31, 2011 and our most recent Form 10-Q filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. We undertake no obligation to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise.

Contact:
Alliqua, Inc.
Steven Berger
646-218-1450